Exhibit 8.1


The following is a list of the subsidiaries of Grohe Holding GmbH as of April 30, 2003.

                                                                       COUNTRY OF         GROHE OWNERSHIP
SUBSIDIARY                                                           INCORPORATION           INTEREST
----------                                                           -------------           --------
Grohe Consult GmbH, Hemer...................................       Germany                           100.0
Grohe Beteiligungs GmbH & Co. KG, Hemer.....................       Germany                           100.0
Grohe Geschaftsfuhrungs AG, Hemer...........................       Germany                           100.0
Friedrich Grohe AG & Co. KG, Hemer..........................       Germany                            99.6
DAL GmbH & Co. KG, Porta Westfalica.........................       Germany                            99.6
AQERO Vertriebs GmbH, Ludwigsfelde..........................       Germany                            99.6
GROHEDAL Sanitarsysteme GmbH & Co. KG,
  Porta Westfalica..........................................       Germany                            99.6
DAL Sanitartechnologie GmbH, Zwochau........................       Germany                            99.6
Eggemann Armaturenfabrik GmbH & Co. KG, Iserlohn............       Germany                            99.6
Grohe International GmbH, Hemer.............................       Germany                            99.6
Grohe Nederland B.V., Zoetermeer............................       Netherlands                        99.6
Grohe America, Inc., Bloomingdale, Illinois.................       USA                                99.6
Grohe Canada, Inc., Mississauga.............................       Canada                             99.6
Grohe Espana, S.A., Barcelona...............................       Spain                              99.6
Grohe Ltd., Barking.........................................       Great Britain                      99.6
Grohe Verwaltungs-GmbH, Hemer...............................       Germany                            99.6
Schmole GmbH & Co., Menden..................................       Germany                            99.6
H.D.  Eichelberg & Co. GmbH, Iserlohn.......................       Germany                            99.6
AQUA Butzke GmbH, Ludwigsfelde..............................       Germany                            99.2
Carl Sandmann GmbH, Iserlohn................................       Germany                            99.2
Rotter GmbH & Co. KG, Berlin................................       Germany                            99.5
Kurt Baege GmbH, Berlin.....................................       Germany                            99.5
Rotter Verwaltungsgesellschaft m.b.H., Berlin...............       Germany                            99.5
Grohe Gesellschaft mbH, Wien ...............................       Austria                            99.6
Grohe Hungary Kft., Budaors ................................       Hungary                            99.6
Grohe S.A.R.L., Issy-les-Moulineaux ........................       France                             99.6
Grohe S.p.A., Cambiago .....................................       Italy                              99.6
Grohe N.V., Winksele........................................       Belgium                            99.6
Grohe Japan K.K., Tokyo ....................................       Japan                              99.6
Grohe A/S, Vaerloese........................................       Denmark                            99.7
Grohe Pacific Pte.  Ltd., Singapore ........................       Singapore                          99.6
Tempress Ltd., Mississauga .................................       Canada                             99.6
Grohe Polska Sp.zo.o, Warsaw................................       Poland                             99.6
Grohe Switzerland S.A., Wallisellen ........................       Switzerland                        99.6
Grohe Deutschland Vertriebs GmbH, Porta Westfalica..........       Germany                            99.6
Friedrich Grohe Portugal, Componentes Sanitarios, Lda.,
  Albergaria-a-Velha........................................       Portugal                           99.6
Grohe Siam Ltd., Klaeng.....................................       Thailand                           73.7
Grome Marketing (Cyprus) Ltd., Nicosia......................       Cyprus                             49.8
Grome Ltd., Istanbul........................................       Turkey                             49.8
Grohe (Shanghai) Sanitary Products Co. Ltd., Shanghai.......       China                              99.6
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